UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
_________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2017
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 8.01 Other Events.
On June 1, 2017, NanoString Technologies, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated (the “Underwriter”), relating to an underwritten public offering of 3,000,000 shares of common stock of the Company (the “Underwritten Shares”) at a price of $16.75 per share. The net proceeds to the Company from this offering are expected to be approximately $49.1 million, after deducting underwriting discounts and commissions and offering expenses. The Company intends to use the net proceeds of the offering for general corporate purposes and working capital. The Company has granted the Underwriter a 30-day option to purchase up to an additional 450,000 shares of common stock (together with the Underwritten Shares, the “Shares”). The closing of the offering is expected to occur on or about June 6, 2017, subject to the satisfaction of customary closing conditions.
The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-198465) (the “Registration Statement”) previously filed with the Securities and Exchange Commission and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated May 31, 2017 and a final prospectus supplement dated June 1, 2017.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement, certain officers and directors of the Company have entered into “lock-up” agreements with the Underwriter in substantially the form included as Exhibit A to the Underwriting Agreement, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 75-day period, subject to certain exceptions.
The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the legality of the issuance and sale of the Shares in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 1, 2017, by and between NanoString Technologies, Inc. and Robert W. Baird & Co. Incorporated

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date: June 2, 2017	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 1, 2017, by and between NanoString Technologies, Inc. and Robert W. Baird & Co. Incorporated

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)